EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.         -                ) of Encore Medical Corporation of our report dated August 28, 2002 relating to the financial statements and financial statement schedule of the Encore Medical Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ HELIN, DONOVAN, TRUBEE & WILKINSON, LLP

Austin, Texas

June 27, 2003